As filed with the Securities                          Registration No. 333-50592
and Exchange Commission on February 16, 2001



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  Post-Effective Amendment No. 1 on Form S - 8
                      to Registration Statement on Form S-4
                                      under
                           The Securities Act of 1933

                              ZIONS BANCORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)


               Utah                                   87-0227400
     ------------------------                  --------------------------
     (State of Incorporation)                  (I.R.S. Employer I.D. No.)

       One South Main, Suite 1380
          Salt Lake City, Utah                            84111
 ----------------------------------------               ---------
 (Address of Principal Executive Offices)               (Zip code)


                       Draper BanCorp 1998 Incentive Plan
                                       and
                       Draper BanCorp 1999 Incentive Plan
                       ----------------------------------
                              (Full title of plans)

                                 Dale M. Gibbons
                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                          ----------------------------
                     (Name and address of agent for service)

                                 (801) 524-4787
                          ----------------------------
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                                 Laurie S. Hart
                         Callister Nebeker & McCullough
                          Gateway Tower East Suite 900
                              10 East South Temple
                            Salt Lake City, UT 84133
                                 (801) 530-7456

     This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 covers shares of common stock, no par value (the "Shares"), of Zions Bancorporation (the "Registrant") that may be issued by the Registrant under the plans identified above. The Registrant originally registered the Shares pursuant to its Registration Statement on Form S-4 filed on November 24, 2000 (File number 333-50592). The Registrant paid the registration fee at the time of filing of the Form S-4 Registration Statement.


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


                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act of 1933, this Registration Statement omits the information specified in Part I of Form S-8. Zions Bancorporation will send or give the documents containing the information specified in Part 1 to each participant as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement nor as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.





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

                                     PART II

Item 3.  Incorporation of Certain Documents by Reference

     The following documents previously filed by the Zions Bancorporation with the Commission are incorporated by reference in this registration statement:

         o Zions Bancorporation's prospectus included as part of the Registration Statement on Form S-4 (File No. 333-50592) in the form in which it was filed on November 24, 2000, including but not limited to the description of the Registrant's common stock contained therein;

         o Zions Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1999, filed pursuant to the Securities Exchange Act of 1934; and

         o All other documents filed by the Zions Bancorporation pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1999 to the date of this filing.

     In addition, all documents subsequently filed by Zions Bancorporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Articles of Incorporation of Zions Bancorporation provide that no director of Zions Bancorporation will be personally liable to Zions Bancorporation or its shareholders for money damages for any breach of fiduciary duty by such director while acting as a director, except for liability:

     (1) for any breach of the director's duty of loyalty to Zions Bancorporation or its shareholders;

     (2) for acts of omissions not in good faith or which involve intentional misconduct or knowing violation of the law; or

     (3) for any transaction from which the director obtained an improper personal benefit.

     Part 9 of the Utah Revised Business Corporation Act contains provisions entitling directors and officers of Zions Bancorporation to indemnification under certain conditions from judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Zions Bancorporation. Indemnification under Utah law is generally permissible if the conduct of the director or officer was in good faith and the director or officer reasonably believed that his conduct was in, or not opposed to, Zions Bancorporation's best interests, and, in a criminal case, that the director or officer had no reasonable cause to believe his conduct was unlawful. Such indemnification would not be permitted under

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

Utah law in connection with a proceeding by or in the right of Zions Bancorporation in which the director or officer was adjudged liable to Zions Bancorporation, or in connection with any other proceeding in which the officer or director was adjudged liable on the basis that he obtained an improper personal benefit.

     Mandatory indemnification is required under Utah law for a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or any claim, issue or matter in a proceeding, to which he was a party because he is or was an officer or director of Zions Bancorporation. A court may order indemnification where mandatory under Utah law or if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all relevant circumstances and regardless of whether the officer or director met the applicable standard of conduct or was adjudged liable to Zions Bancorporation or adjudged liable on the basis that he derived an improper personal benefit.

     Payment of expenses for officers and directors is permitted in advance of a final disposition of a proceeding on certain conditions, including the furnishing of written affirmation by the officer or director of his good faith belief that he has met the applicable standard of conduct, the furnishing of a written agreement to repay the advance if the officer or director is ultimately determined not to have met the applicable standard of conduct, and a determination is made that the facts then known to the persons making the determination would not preclude indemnification under Utah law. This determination is to be made either by the Board of Directors, a committee of the Board of Directors, special counsel, or the shareholders, under conditions and procedures generally designed to assure the independence of the body making the determination.

     Zions Bancorporation maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to the best interests of Zions Bancorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Zions Bancorporation pursuant to the foregoing arrangements, Zions Bancorporation has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See Exhibit Index.

Item 9.  Undertakings

     Zions Bancorporation hereby undertakes:

(1)       (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


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

     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Zions Bancorporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) Zions Bancorporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Zions Bancorporation's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Zions Bancorporation pursuant to the foregoing provisions, or otherwise, Zions Bancorporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Zions Bancorporation of expenses incurred or paid by a director, officer or controlling person of Zions Bancorporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Zions Bancorporation will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Zions Bancorporation (Registrant) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salt Lake, State of Utah, on February 16, 2001.

                                                ZIONS BANCORPORATION

                                                By: /s/ Harris H. Simmons
                                                    ----------------------------
                                                    Harris H. Simmons, President
                                                    and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 16, 2001.

/s/ Harris H. Simmons            President, Chief Executive    February 16, 2001
-----------------------------    Officer and Director
Harris H. Simmons

         *                       Executive Vice President      February 16, 2001
-----------------------------    and Chief Financial Officer
Dale M. Gibbons





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

         *                       Senior Vice President         February 16, 2001
-----------------------------    and Controller
Nolan X. Bellon

         *                       Chairman and Director         February 16, 2001
-----------------------------
Roy W. Simmons

         *                       Director                      February 16, 2001
-----------------------------
Jerry C. Atkin

         *                       Director                      February 16, 2001
-----------------------------
R.D. Cash

         *                       Director                      February 16, 2001
-----------------------------
L.E. Simmons

         *                       Director                      February 16, 2001
-----------------------------
Grant R. Caldwell

         *                       Director                      February 16, 2001
-----------------------------
I.J. Wagner

         *                       Director                      February 16, 2001
-----------------------------
Roger B. Porter

         *                       Director                      February 16, 2001
-----------------------------
Richard H. Madsen

         *                       Director                      February 16, 2001
-----------------------------
Robert G. Sarver

         *                       Director                      February 16, 2001
-----------------------------
Shelley Thomas


* By:  /s/ Harris H. Simmons
     ------------------------
         Attorney-in-Fact



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

                                  EXHIBIT INDEX


    Exhibit No.           Description of Exhibit and Method of Filing
------------------- ------------------------------------------------------------
      4.1 (*) Restated Articles of Incorporation of Zions Bancorporation dated November 8, 1993, and filed with the Utah Division of Corporations and Commercial Code on November 9, 1993, and incorporated by reference to Exhibit
                    3.1 to Zions Bancorporation's Form S-4 Registration Statement, File No. 33-51145, filed on November 22, 1993.
      4.2 (*) Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 30, 1997 and filed with the Utah Division of Corporations and Commercial Code on May 2, 1997, and incorporated by reference to Exhibit 3.1 of Zions Bancorporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 0-2610.
      4.3 (*) Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 24, 1998 and filed with the Utah Division of Corporations and Commercial Code on April 27, 1998, and incorporated by reference to Exhibit 3 of Zions Bancorporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, File No. 0-02610.
      4.4 (*) Restated Bylaws of Zions Bancorporation, dated January 19, 2001, and incorporated by reference to Exhibit 3.4 to Zions Bancorporation's Form S-4 Registration Statement, File No. 333-54986, filed February 5, 2001.
      4.5 (*) Shareholder Protection Rights Agreement, dated as of September 27, 1996, between Zions Bancorporation and Zions First National Bank as Rights Agent, and incorporated by reference to Exhibit 1 to Zions Bancorporation's Form 8-K, filed October 12, 1996.
      5.1           Opinion of Callister Nebeker & McCullough (filed herewith)
     23.1           Consent of KPMG LLP (filed herewith)
     23.2           Consent of Callister Nebeker & McCullough (included in
                    Exhibit 5.1)
     24.1           Powers of Attorney (previously filed)
     99.1 Draper BanCorp 1998 Incentive Plan as of August 23, 2000 (filed herewith)
     99.2 Draper BanCorp 1999 Incentive Plan as of August 23, 2000 (filed herewith)

(*)  Incorporated by reference.



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